Exhibit 4.39
NINETEENTH AMENDMENT AND LIMITED CONSENT
to
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
          This NINETEENTH AMENDMENT AND LIMITED CONSENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), executed as of January 30, 2007 and effective as of December 26, 2006, by and among THERMADYNE INDUSTRIES, INC., a Delaware corporation (“Industries”), THERMAL DYNAMICS CORPORATION, a Delaware corporation (“Dynamics”), TWECO PRODUCTS, INC., a Delaware corporation (“Tweco”), VICTOR EQUIPMENT COMPANY, a Delaware corporation (“Victor”), C & G SYSTEMS, INC., an Illinois corporation (“C & G”), STOODY COMPANY, a Delaware corporation (“Stoody”), THERMAL ARC, INC., a Delaware corporation (“Thermal Arc”), PROTIP CORPORATION, a Missouri corporation (“ProTip”), THERMADYNE INTERNATIONAL CORP., a Delaware corporation (“International”, and collectively with ProTip, Thermal Arc, Stoody, C & G, Victor, Tweco, Dynamics and Industries, the “Borrowers”), the other persons designated as Credit Parties on the signature pages hereof, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Agent”) and the Persons signatory thereto from time to time as Lenders. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Credit Agreement.
RECITALS
     WHEREAS, the Borrowers, the Credit Parties, Agent and Lenders have entered into that certain Second Amended and Restated Credit Agreement dated as of November 22, 2004 (as further amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, Industries plans to liquidate Thermadyne Foreign Sales Corporation, a corporation organized in Barbados (“Thermadyne Barbados”);
     WHEREAS, the Borrowers and the other Credit Parties have requested that Agent and Lenders grant a limited consent, pursuant to Section 6.2(n) of the Credit Agreement, to the making and maintenance of a loan (the “Brazil Loan”) in an amount not to exceed $550,000 from Industries to Thermadyne Victor LTD A, a limited liability quota company organized under the laws of Brazil;
     WHEREAS, the Borrowers and the other Credit Parties have requested that Agent and Lenders agree to certain amendments to Section 6.8 of the Credit Agreement regarding the sale of Maxweld & Braze (Proprietary) Limited and Thermadyne South Africa (Proprietary) Limited;
     NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:
          1. Limited Consent to Brazil Loan. Pursuant to Section 6.2(n) of the Credit Agreement, and subject to the limitations set forth therein, the Agent hereby consents to the making and maintenance of the Brazil Loan.

          2. Limited Consent to Barbados Liquidation. Agent and Lenders hereby consent to the liquidation of Thermadyne Barbados (the “Barbados Liquidation”), and agree that consummation of the Barbados Liquidation shall not result in a Default or Event of Default under the Credit Agreement, so long as the Barbados Liquidation is consummated in accordance with applicable law and any remaining assets of Thermadyne Barbados are contributed, conveyed or otherwise transferred to a Borrower.
          3. Amendment to Annex A. Annex of the Credit Agreement is hereby amended by adding the following defined term in its applicable alphabetical order:
          ““South African Purchase Agreement” means that certain Sale of Shares and Claims Agreement to be dated on or prior to February 15, 2007 (which shall be substantially similar to the draft previously delivered to Agent) between Industries, as seller, and Business Venture Investments No. 1044 (Proprietary) Limited, as purchaser, in connection with the sale of Maxweld & Braze (Proprietary) Limited and Thermadyne South Africa (Proprietary) Limited, as in effect on the date hereof.”
          4. Amendment to Section 6.8. Section 6.8 of the Credit Agreement is hereby amended by (i) replacing the word “and” at the of clause (h) thereto with a comma and (ii) replacing the period at the end of clause (i) thereto with:
     “and (j) the sale on or prior to May 31, 2007 of all the Stock of (1) Maxwell & Braze (Pty) Ltd. and (2) Thermadyne South Africa (Pty) Ltd., in the case of clauses (1) and (2) for an aggregate purchase price of no less than One Hundred and Thirty Million Rand (R130,000,000) (of which R100,000,000 shall be payable on the closing of such sales and R30,000,000 payable in accordance with the terms of the South African Purchase Agreement), so long as the net proceeds of such sales are distributed to a Borrower.”
          5. Representations and Warranties of Credit Parties. The Credit Parties represent and warrant that:
          (a) the execution, delivery and performance by the Credit Parties of this Amendment have been duly authorized by all necessary corporate action required on its part and this Amendment is a legal, valid and binding obligation of the Credit Parties enforceable against the Credit Parties in accordance with its terms except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and
          (b) after giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

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          6. Conditions To Effectiveness. This Amendment shall be effective upon the following (all in form and substance satisfactory to Agent):
          (a) execution and delivery of this Amendment by the Lenders and the Credit Parties;
          (b) the Agent shall have received a copy of a fully executed and delivered consent, in form and substance satisfactory to Agent, to that certain Second Lien Credit Agreement, dated as of July 29, 2004, by and among the Borrowers, Credit Suisse and the other Persons signatory thereto; and
          (c) payment in full of all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment, as provided in Section 11.3(a) of the Credit Agreement.
          7. Delivery of Notes. Borrowers shall deliver to Agent the original notes evidencing (a) the Brazil Loan on or prior to February 2, 2007 and (b) the deferred purchase price payable to Industries in accordance with the South African Purchase Agreement on or prior five days after consummation of the transactions contemplated therein, each together with an allonge executed in blank.
          8. Reference To And Effect Upon The Credit Agreement.
          (a) The Credit Agreement and the other Loan Documents shall remain in full force and effect, as amended hereby, and are hereby ratified and confirmed.
          (b) The consent set forth herein is effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document, (ii) operate as a consent, waiver or otherwise prejudice any right, power or remedy that the Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document or (iii) constitute a consent or waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the Credit Agreement and the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Credit Agreement.
          9. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.
          10. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

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          11. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.
          12. Reaffirmation of Guaranties. The Credit Parties signatory hereto hereby reaffirm their Guaranties of the Obligations, taking into account the provisions of this Amendment.
[Signature pages follow]

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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent and Lender

By:	/s/ [ILLEGIBLE]

Duly Authorized Signatory

CREDIT PARTIES:

THERMADYNE INDUSTRIES, INC.

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

THERMAL DYNAMICS CORPORATION

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

TWECO PRODUCTS, INC.

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

VICTOR EQUIPMENT COMPANY

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

S-1

C & G SYSTEMS, INC.

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

STOODY COMPANY

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

THERMAL ARC, INC.

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

THERMADYNE INTERNATIONAL CORP.

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

PROTIP CORPORATION

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

THERMADYNE HOLDINGS CORPORATION

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

MECO HOLDING COMPANY

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

C&G SYSTEMS HOLDING, INC.

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

THERMADYNE AUSTRALIA PTY LTD.

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

DUXTECH PTY LTD.

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

CIGWELD PTY LTD.

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

QUETALA PTY. LTD.

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

QUETACK PTY. LTD.

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

THERMADYNE WELDING PRODUCTS CANADA LIMITED

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

THERMADYNE INDUSTRIES LIMITED

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.